Exhibit 99.1

News Release

NYSE: MYE

Contact(s):

Gregg Branning, Senior Vice President

& Chief Financial Officer (330) 761-6303

Monica Vinay, Vice President, Investor

Relations & Treasurer (330) 761-6212

Myers Industries Reports 2015 First Quarter Results

Scepter Acquisition Performed Ahead of Expectations

May 1, 2015, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a leading provider of material handling solutions and tire repair products to industrial end markets, today announced results for the first quarter ended March 31, 2015.

Financial Highlights

•	Net sales of $156.3 million included strong performance from Scepter, offset by continued challenges in agricultural end markets

•	Gross profit margin increased to 29.3% driven by operations excellence initiatives, pricing actions and incremental contribution from Scepter

•	Income per diluted share from continuing operations as adjusted was $0.13 in the first quarter of 2015 versus $0.15 in the first quarter of 2014

•	The Company increased its quarterly dividend by 4% to $0.135 and repurchased 370,200 shares of its common stock during the quarter ended March 31, 2015

Summary

	For the Quarter Ended March 31
	2015	2014(1)	% Increase (Decrease)
	(Dollars in thousands, except per share data)
Net sales	$156,348	$150,485	3.9%
Gross profit	$45,757	$42,071	8.8%
Gross profit margin	29.3%	28.0%

Income from continuing operations before income taxes	$4,014	$7,299	(45.0)%
Income from continuing operations:
Income	$2,622	$4,763	(45.0)%
Income per diluted share	$0.08	$0.14	(42.9)%
Income from continuing operations before income taxes as adjusted(2)	$5,964	$7,856	(24.1)%

Income from continuing operations as adjusted(2):
Income	$4,025	$5,028	(19.9)%
Income per diluted share	$0.13	$0.15	(13.3)%

1.	Historical information has been adjusted to reflect discontinued operations presentation.
2.	Details regarding the pre-tax adjusted charges are provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

President and Chief Executive Officer John C. Orr commented, “For the first quarter of 2015, our Scepter business delivered strong sales and operating performance. Scepter continues to demonstrate its long-term value to our Material Handling Segment. As we discussed in our fourth quarter earnings call, we continued to experience reduced sales of our agricultural and food processing products during the first quarter of 2015. Lower crop prices and falling farm incomes continue to depress demand for our agricultural storage containers while sales of our food processing products were impacted due to a suspension of orders by a major customer. We have taken and continue to implement a number of actions to offset these near-term impacts, including labor and overhead reductions and accelerated product introductions in the manufacturing, automotive and distribution end markets. We should begin to see the benefits of these new product introductions in the second half of this year. While first quarter earnings were down compared to the first quarter of last year, I want to reiterate that the business fundamentals of our restructured company remain sound and our prospects for ongoing earnings growth continue.”

Segment Results

The results below are as adjusted and exclude restructuring and other unusual pre-tax charges as detailed on the Reconciliation of Non-GAAP Financial Measures included in this release.

Net sales in the Material Handling Segment for the first quarter of 2015 were $112.3 million compared to $106.7 million for the first quarter of 2014. Incremental sales from the Scepter were partially offset by sales declines in the agriculture and food processing end markets as compared to the first quarter of 2014. Material Handling’s adjusted income before taxes was $13.5 million for the first quarter of 2015 compared to $12.8 million for the first quarter of 2014. Although adjusted income before taxes increased year-over-year due mostly to Scepter, it was adversely impacted by the decline in sales of agricultural and food processing products and a change in product mix that resulted from those declines. Pricing actions combined with reductions in labor costs, overhead and selling, general and administrative expenses partially offset those impacts.

Net sales in the Distribution Segment for the first quarter of 2015 were $44.1 million compared to $43.9 million for the first quarter of 2014. Organic growth in sales of supplies and equipment in the U.S. were partially offset by lower sales in Canada due to the closure of the Canadian branches late in the first quarter of 2014. Distribution’s adjusted income before taxes for the first quarter of 2015 was $3.6 million compared to $4.1 million for the first quarter of 2014. The year-over-year decline in adjusted income before taxes resulted from a change in product mix which more than offset operational excellence initiatives that were executed during the quarter.

Other Financial Items

For the three months ended March 31, 2015, cash flow used for continuing operations was $20.5 million compared to $40.1 million for the three months ended March 31, 2014. Although it is typical for the Company to use cash in the first quarter of the year to fund a seasonal build in working capital, cash flow used for continuing operations for the three months ended March 31, 2015 decreased compared to the same period in 2014 as a result of lower working capital year-over-year.

Capital expenditures totaled $4.7 million for the three months ended March 31, 2015 and are forecasted to be approximately $25 to $30 million in 2015.

On March 6, 2015, the Company announced that it has increased its quarterly dividend to $0.135 per share.

The Company purchased 370,200 shares of its common stock for a total of $6.6 million during the three months ended March 31, 2015. Approximately 4.1 million shares were available for repurchase at March 31, 2015 under the Company’s current board authorization.

2015 Second Quarter and Full Year Outlook

The Company anticipates that although second quarter sales and earnings may continue to be impacted by softness in some of its Material Handling end markets, income from continuing operations as adjusted should show improvement versus the first quarter of 2015 as a result of continued strong operating performance at Scepter and the actions the Company is taking around cost reductions, new product introductions and cross-selling initiatives. The Company continues to anticipate that full year 2015 sales and adjusted earnings per share from continuing operations will exceed 2014’s results.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Friday, May 1, 2015 at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at (877) 407-8033. Callers are asked to sign on at least five minutes in advance. A live and archived webcast of the conference call can be accessed from the

Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived telephone replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 877-660-6853 or (Int’l) 201-612-7415. The replay passcode is Conference ID #13606730.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view”, and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its web site at http://www.sec.gov, and on the Company’s Investor Relations section of its web site at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share data)

	For the Quarter Ended
	March 31, 2015	March 31, 2014*
Net sales	$156,348	$150,485
Cost of sales	110,591	108,414

Gross profit	45,757	42,071
Selling, general and administrative expenses	39,041	33,188

Operating income	6,716	8,883
Interest expense, net	2,702	1,584

Income from continuing operations before income taxes	4,014	7,299
Income tax expense	1,392	2,536

Income from continuing operations	2,622	4,763
Income (loss) from discontinued operations, net of income taxes	2,617	(4,083)

Net income	$5,239	$680

Income per common share from continuing operations:
Basic	$0.08	$0.14
Diluted	$0.08	$0.14
Income (loss) per common share from discontinued operations:
Basic	$0.08	$(0.12)
Diluted	$0.08	$(0.12)
Net income per common share:
Basic	$0.16	$0.02
Diluted	$0.16	$0.02

Weighted Average Common Shares Outstanding
Basic	31,026,468	33,518,543
Diluted	31,370,712	34,018,475

*	Historical information has been adjusted to reflect discontinued operations presentation.

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	March 31, 2015	March 31, 2014*	% Change
Net Sales from Continuing Operations
Material Handling	$112,280	$106,677	5.3%
Distribution	44,105	43,883	0.5%
Inter-company Sales	(37)	(75)

Total	$156,348	$150,485	3.9%

Income from Continuing
Operations Before Income Taxes
Material Handling	$13,407	$12,772	5.0%
Distribution	3,491	3,530	(1.1)%
Corporate	(12,884)	(9,003)

Total	$4,014	$7,299	(45.0)%

*	Historical information has been adjusted to reflect discontinued operations presentation and the segment realignment completed in June 2014.

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME (LOSS) BEFORE TAXES BY SEGMENT (UNAUDITED)

(Dollars in millions, except per share data)

	For the Quarter Ended
	March 31, 2015	March 31, 2014
Material Handling
Income from continuing operations before income taxes as reported	$13.4	$12.8
Restructuring expenses and other adjustments	0.1	—

Income from continuing operations before income taxes as adjusted	13.5	12.8

Distribution
Income from continuing operations before income taxes as reported	3.5	3.5
Restructuring expenses and other adjustments	0.1	0.6

Income from continuing operations before income taxes as adjusted	3.6	4.1
Corporate and interest expense as reported	(12.9)	(9.0)
Professional and legal fees	1.8	—

Corporate and interest expense as adjusted	(11.1)	(9.0)

Continuing Operations
Income from continuing operations before income taxes as reported	4.0	7.3
Restructuring expenses and other adjustments	2.0	0.6

Income from continuing operations before income taxes as adjusted	6.0	7.9
Income taxes*	2.0	2.8

Income from continuing operations as adjusted	$4.0	$5.0

Adjusted earnings per diluted share from continuing operations	$0.13	$0.15

*	Income taxes calculated using the normalized effective tax rate for each year.

Note: Historical information has been adjusted to reflect discontinued operations presentation and the segment realignment completed in June 2014. Also, numbers may be rounded for presentation purposes.

Note on Reconciliation of Income and Earnings Data: Income (loss) excluding the items mentioned above in the text of this release and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	March 31, 2015	December 31, 2014
Assets
Current Assets
Cash	$3,720	$4,676
Accounts receivable, net	95,454	90,664
Inventories	67,602	63,338
Assets held for sale	—	117,775
Prepaid and other	9,522	8,988

Total Current Assets	176,298	285,441
Other Assets	159,622	142,626
Property, Plant, & Equipment, Net	129,766	136,766

Total Assets	$465,686	$564,833

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$73,844	$77,320
Accrued expenses	41,979	49,372
Liabilities held for sale	—	27,122

Total Current Liabilities	115,823	153,814
Long-term debt, net	204,671	236,429
Other liabilities	12,488	13,738
Deferred income taxes	13,216	14,281
Total Shareholders’ Equity	119,488	146,571

Total Liabilities & Shareholders’ Equity	$465,686	$564,833

MYERS INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	March 31, 2015	March 31, 2014*
Cash Flows From Operating Activities
Net income	$5,239	$680
Income (loss) from discontinued operations, net of income tax	2,617	(4,083)

Income from continuing operations	$2,622	$4,763

Items not affecting use of cash
Depreciation	6,489	5,378
Amortization	2,638	791
Non-cash stock compensation	966	788
Provision for loss on accounts receivable	74	341
Deferred taxes	(1,705)	179
Other long-term liabilities	2,734	1,081
(Gain) loss from asset disposition	(13)	735
Tax benefit from options	(214)	(650)
Payments on performance based compensation	(1,219)	(1,293)
Cash flow used for working capital, net of acquisitions:
Accounts receivable	(11,255)	(14,132)
Inventories	(6,984)	(9,944)
Prepaid expenses	(569)	(671)
Accounts payable and accrued expenses	(14,015)	(27,512)

Net cash used for operating activities - continuing operations	(20,451)	(40,146)
Net cash used for operating activities - discontinued operations	(9,761)	(20,523)

Net cash used for operating activities	(30,212)	(60,669)

Cash Flows From Investing Activities
Capital expenditures	(4,657)	(2,497)
Proceeds from sale of property, plant and equipment	15	48
Proceeds from sale of business	69,787	—

Net cash provided by (used for) investing activities - continuing operations	65,145	(2,449)
Net cash used for investing activities - discontinued operations	(581)	(2,156)

Net cash provided by (used for) investing activities	64,564	(4,605)

Cash Flows From Financing Activities
Proceeds from long-term debt	—	89,000
Net repayment on credit facility	(27,700)	(16,700)
Cash dividends paid	(4,184)	(3,117)
Proceeds from issuance of common stock	964	1,781
Tax benefit from options	214	650
Repurchase of common stock	(6,577)	(5,062)
Shares withheld for employee taxes on equity awards	(560)	(1,083)
Deferred financing costs	—	(196)

Net cash provided by (used for) financing activities - continuing operations	(37,843)	65,273
Net cash used for financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(37,843)	65,273

Foreign exchange rate effect on cash	2,535	(801)

Net decrease increase in cash	(956)	(802)
Cash at January 1	4,676	6,539

Cash at March 31	$3,720	$5,738

*	Historical information has been adjusted to reflect discontinued operations presentation.